                                                                     EXHIBIT 3.5

                        As amended through June 2, 1998

                                    BY-LAWS

                                      OF

                         THE BOSTON BEER COMPANY, INC.
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                     Page
                                                     ----

ARTICLE 1      Articles of Organization               4

ARTICLE 2      Accounting Method and
               Fiscal Year                            4

ARTICLE 3      Stockholders                           5

Section 3.1    Annual Meeting                         5
Section 3.2    Special Meetings                       5
Section 3.3    Place of Meetings                      6
Section 3.4    Notice of Meetings                     6
Section 3.5    Quorum                                 7
Section 3.6    Action without Meeting                 7
Section 3.7    Proxies and Voting                     8

ARTICLE 4      Directors                              8

Section 4.1    Enumeration, Election and
               Term of Office                         8
Section 4.2    Powers                                 9
Section 4.3    Meetings of Directors                  9
Section 4.4    Quorum of Directors                   10
Section 4.5    Consent in Lieu of Meeting
               and Participation in Meetings
               by Communications Equipment           10
Section 4.6    Committees                            11
Section 4.7    Access to Books and Records           11
Section 4.8    Class Rights                          11
Section 4.9    Vote for Non-Staggered Terms          12

ARTICLE 5      Officers                              13

Section 5.1    Enumeration, Election and
               Term of Office                        13
Section 5.2    President and Chairman of
               the Board                             13
Section 5.3    Treasurer and Assistant
               Treasurer                             14
Section 5.4    Clerk and Assistant Clerk             14
Section 5.5    Secretary of the Board and
               Assistant Secretary                   15
Section 5.6    Temporary Clerk and Temporary
               Secretary                             15
Section 5.7    Other Powers and Duties               15

ARTICLE 6      Resignations, Removals and Vacancies  16

Section 6.1    Resignations                          16
Section 6.2    Removals                              16

ARTICLE 7      Indemnification of Directors
               and Others                            17

Section 7.1    Definitions                           17
Section 7.2    Right to Indemnification              17
Section 7.3    Indemnification Not Available         18
Section 7.4    Compromise or Settlement              18
Section 7.5    Advances                              18
Section 7.6    Not Exclusive                         19
Section 7.7    Insurance                             19

ARTICLE 8      Stock                                 19

Section 8.1    Stock Authorized                      19
Section 8.2    Issue of Authorized Unissued
               Capital Stock                         19
Section 8.3    Certificates of Stock                 20
Section 8.4    Replacement Certificate               21
Section 8.5    Transfers                             21
Section 8.6    Record Date                           21

ARTICLE 9      Miscellaneous Provisions              22

Section 9.1    Execution of Papers                   22
Section 9.2    Voting of Securities                  22

Section 9.3    Corporate Seal                        23
Section 9.4    Corporate Records                     23

ARTICLE 10     Amendments                            23

                                    BY-LAWS

                                      of

                         THE BOSTON BEER COMPANY, INC.
                         -----------------------------

                                   ARTICLE 1
                                   ---------

                           Articles of Organization
                           ------------------------

         The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-Laws, the powers of the Corporation and its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

                                   ARTICLE 2
                                   ---------

                       Accounting Method and Fiscal Year
                       ---------------------------------

         The Corporation's books of account shall be maintained on the cash method or on such other method of accounting as the Board of Directors may from time to time determine, and shall be closed and balanced at the end of each fiscal year of the Corporation. The fiscal year of the Corporation shall be such twelve month period as the Board of Directors may from time to time select. The initial fiscal year shall be the twelve month period ending on December 31 in each year.

                                   ARTICLE 3
                                   ---------

                                 Stockholders
                                 ------------

         Section 3.1  Annual Meeting
         ---------------------------

         The Annual Meeting of the Stockholders shall be held at 10 o'clock A.M., Eastern Daylight Time, on the third Tuesday of April in each year, if not a legal holiday, and, if a legal holiday, then on the next secular day following, or at such other date and time within six months after the end of the Corporation's fiscal year as shall be designated from time to time by the Board of Directors, the Chairman of the Board of Directors or the President and stated in the notice of the meeting. Purposes for which an Annual Meeting is to be held, additional to those prescribed by law and these By-Laws, may be specified by the President or by the Directors.

         If such Annual Meeting has not been held as herein provided, a Special Meeting of the Stockholders in lieu of the Annual Meeting may be held, and any business transacted or elections held at such Special Meeting shall have the same effect as if transacted or held at the Annual Meeting, and in such case all references to these By-Laws, except in this Section 3.1, to the Annual Meeting of the Stockholders shall be deemed to refer to such Special Meeting. Any such Special Meeting shall be called, and the purposes thereof shall be specified in the Call, as provided in Section 3.2 of this Article 3.

         Section 3.2  Special Meetings
         -----------------------------

         A Special Meeting of the Stockholders may be called at any time by the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. A Special Meeting of Stockholders shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least one-tenth part in interest of the stock entitled to vote at the meeting. Such Call shall state the time, place, and purposes of the meeting.

         Section 3.3  Place of Meetings
         ------------------------------

         All meetings of the stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States is designated by the Chairman of the Board of Directors, the President, or by a majority of the Directors acting by vote or by written instrument or instruments signed by them. Any adjourned session of any meeting of the stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

         Section 3.4  Notice of Meetings
         -------------------------------

         A written Notice of the place, date and hour of all meetings of stockholders stating the purposes of the meeting shall be given at least seven
(7) calendar days before the meeting to each stockholder of the Corporation, whether or not such stockholder is entitled to vote thereat, by leaving such Notice with him or at his residence or usual place of business, or by mailing, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Such Notice shall be given by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, the person or persons calling the meeting or by the Board of Directors. Whenever Notice of a meeting is required to be given a stockholder under any provision of law, of the Articles of Organization, or of these By-Laws, a written Waiver thereof, executed before or after the meeting by such stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such Notice.

         Section 3.5  Quorum
         -------------------

         At any meeting of the stockholders, a quorum for the election of any Director or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively, except that if two or more classes of stock are entitled to vote as separate classes for the election of any Director or upon any question, then in the case of each such class a quorum for the election of any Director or for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote thereon. Stock owned by the Corporation, if any, except stock held directly or indirectly by it in a fiduciary capacity, shall be disregarded in determining any quorum. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice.

         When a quorum for an election is present at any meeting, a plurality of the votes properly cast for any office shall elect such office. When a quorum for the consideration of a question is present at any meeting, a majority of the votes properly cast upon the question shall decide the question; except that if two or more classes of stock are entitled to vote as separate classes upon such question, then in the case of each such class a majority of the votes of such class properly cast upon the question shall decide the vote of that class upon the question; and except in any case where a larger vote is required by law or by the Articles of Organization.

         Section 3.6  Action without Meeting
         -----------------------------------

         Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written Consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes, including without limitation for the purposes of Section 4.8 hereof as a vote at a meeting.

         Section 3.7  Proxies and Voting
         -------------------------------

         Except as may otherwise be provided in the Articles of Organization, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them. Stockholders entitled to vote may vote in person or by proxy. Except as otherwise provided by law, no proxy dated more than six (6) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Corporation receives specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Proxies shall be filed with the Clerk, or person performing the duties of the Clerk, at the meeting, or any adjournment thereof, before being voted.

         The Corporation shall not, directly or indirectly, vote upon any share of its own stock; but nothing herein shall be construed as limiting the right of the Corporation to vote shares of stock held directly or indirectly by it in a fiduciary capacity.

                                   ARTICLE 4
                                   ---------

                                   Directors
                                   ---------

         Section 4.1  Enumeration, Election and Term of Office
         -----------------------------------------------------

         There shall be a Board of Directors of the Corporation. The number of Directors of the Corporation shall be such number as fixed annually by the Board of Directors, but not fewer than seven (7) nor more than eleven (11), consisting of not fewer than two (2) nor more than four (4) Directors elected by the holders of the Corporation's Class A Common Stock (the "Class A Directors") and not fewer than five (5) nor more than seven (7) Directors elected by the Corporation's Class B Common Stock (the "Class B Directors"), and subject to the further requirement that no Class B Directors in excess of five (5) Class B Directors shall be elected unless a like number of Class A Directors is then, or previously, elected. The Directors shall be chosen at the Annual Meeting of the Stockholders by such stockholders as have the right to vote thereon, in accordance with Section 4.8 of these By-Laws. Each Director shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified. Any election of Directors by stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon. No Director need be a stockholder.

         Section 4.2  Powers
         -------------------

         The business of the Corporation shall be managed by the Board of Directors, which shall exercise all the powers of the Corporation except as otherwise required by law, by the Articles of Organization or by these By-Laws.

         Section 4.3  Meetings of Directors
         ----------------------------------

         Regular meetings of the Directors may be held without notice at such places and at such times as may be fixed from time to time by the Directors. The Board shall establish a regular meeting schedule that shall provide for meetings to be duly called not less often than quarterly. A regular meeting of the Directors may be held without notice immediately following the Annual Meeting of Stockholders or any Special Meeting held in lieu thereof.

         Special Meetings of Directors may be called by the Chairman of the Board, the President, the Treasurer or any two (2) or more Directors, and shall be held at such time and place as specified in the Call. Reasonable notice of each special meeting of the Directors shall be given to each Director. Such notice may be given by the Secretary or Assistant Secretary of the Board, the Clerk or any Assistant Clerk or by the officer or one of the Directors calling the meeting. Notice to a Director shall in any case be sufficient if sent by telegram at least forty-eight (48) hours or by mail at least ninety-six (96) hours before the meeting addressed to him at his usual or last known business or residence address, or if given to him at least forty-eight (48) hours before the meeting in person or by telephone or by handing him a written Notice. Notice of a meeting need not be given to any Director if a written Waiver of Notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A Notice or Waiver of Notice need not specify the purposes of the meeting.

         Section 4.4  Quorum of Directors
         --------------------------------

         At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the entire Board (including vacancies). Whether or not a quorum is present any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further Notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

         Section 4.5  Consent in Lieu of Meeting and Participation in Meetings
         ------------------------------------------- -------------------------
                      by Communications Equipment
                      ---------------------------

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent to the action in writing and the written Consents are filed with the records of the meetings of the Directors. Such Consents shall be treated for all purposes as a vote of the Directors at a meeting.

         Members of the Board of Directors or any Committee designated thereby may participate in a meeting of such Board or Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

         Section 4.6  Committees
         -----------------------

         By unanimous vote of the Directors then in office, the Directors may elect from their own number an Executive Committee or other Committees and may by like vote delegate to any such Committee some or all of their powers except those which by law may not be delegated.

         Section 4.7  Access to Books and Records
         ----------------------------------------

         All members of the Board shall have access to the Corporation's books and records for purposes of carrying out their duties hereunder.

         Section 4.8  Class Rights
         -------------------------

          (a) Class A Common Stock.  At every Annual Meeting or Special Meeting
              --------------------
called for the purpose of the election of Directors, the holders of shares of Class A Common Stock shall be entitled to vote for the election to the Board of, and thereafter to continue in office, that number of Class A Directors nominated by the Nominating Committee, consisting of the Class A Directors (or the Class A Director, if there is only one) then in office. The number of Class A Directors to be nominated shall not be fewer than two (2) nor more than four (4) and as otherwise set forth in Section 4.1 of these By-Laws.

          (b) Class B Common Stock.  At every Annual Meeting or Special Meeting
              --------------------
called for the purpose of the election of Directors, the holders of shares of Class B Common Stock shall be entitled to vote for the election to the Board of, and thereafter to continue in office, not fewer than five (5) nor more than seven (7) Directors elected by the holders of the Corporation's Class B Common Stock, and subject to the further requirement that no Class B Directors in excess of five (5) Class B Directors shall be elected unless a like number of Class A Directors is also then, or previously, elected. Nominees for election as Class B Directors shall be selected by the Board.

          (c) Removal; Vacancy.  A Director may be removed from office only by
              ----------------
the vote of the holders of that class of stock by which he or she was elected and any vacancy on the Board may be filled only by vote of the holders of that class of stock by which the Director last elected to the vacant seat was elected; provided that the Nominating Committee may fill a Class A Director vacancy and the Board, acting by the affirmative vote of a majority of the entire Board may fill any Class B Director vacancy, subject in either case to approval by the applicable class of stockholders at the next Annual Meeting or Special Meeting held in lieu thereof.

          (d) Termination of Class Rights. The terms of this Section 4.8 will
              ---------------------------
continue until such time as the separate class voting rights of the Class A Common Stock and the Class B Common Stock terminate, as provided in the Articles of Organization.

         Section 4.9  Vote for Non-Staggered Terms.  As soon as possible
         -----------------------------------------
following the incorporation of the Corporation, the Incorporator and the holders of the Class B Common Stock shall (i) cause a meeting to be duly called for the purpose of a vote providing that the Corporation elects to be exempt from the provisions of Section 50A(a) of Chapter 156B of the Massachusetts General Laws, or any similar or successor provision, (ii) vote (or cause to be voted) all shares of Class B Common Stock in favor of a resolution that the Corporation elects to be exempt from such provisions and (iii) thereafter use their best efforts to maintain (or, if necessary, repeat) such vote and to prevent the division of Directors into classes with staggered terms, pursuant to Section 50A(b) of Chapter 156B of the Massachusetts General Laws, or any similar or successor provision. The terms of this Section 4.9 will continue until such time as the separate class voting rights of the Class A Common Stock and the Class B Common Stock terminate, as provided in the Articles of Organization.

                                   ARTICLE 5
                                   ---------

                                   Officers
                                   --------

         Section 5.1  Enumeration, Election and Term of Office
         -----------------------------------------------------

         The officers of the Corporation shall include a President, a Treasurer and a Clerk, who shall be chosen by the Directors at their first meeting following the Annual Meeting of the Stockholders. Each of them shall hold his office until the next annual election to the office which he holds and until his successor is chosen and qualified or until he sooner dies, resigns, is removed or becomes disqualified.

         The Directors may choose one of their number to be Chairman of the Board and determine his powers, duties and term of office. The Directors may at any time appoint such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, Secretary of the Board and an Assistant Secretary of the Board as they deem wise, and may determine their respective powers, duties and terms of office.

         No officer need be a stockholder or a Director except that the Chairman of the Board shall be a Director. The same person may hold more than one office, except that no person shall be both President and Clerk.

         Section 5.2  President and Chairman of the Board
         ------------------------------------------------

         The President shall be the Chief Executive Officer of the Corporation and, subject to the control and direction of the Directors, shall have general supervision and control of the business of the Corporation. He shall preside at all meetings of the stockholders at which he is present, and, if he is a Director, at all meetings of the Directors if there shall be no Chairman of the Board or in the absence of the Chairman of the Board.

         If there shall be a Chairman of the Board, he shall make his counsel available to the other officers of the Corporation, and shall have such other duties and powers as may from time to time be conferred on him by the Directors. He shall preside at all meetings of the

Directors at which he is present, and, in the absence of the President, at all meetings of stockholders.

         Section 5.3  Treasurer and Assistant Treasurer
         ----------------------------------------------

         The Treasurer shall have the custody of the funds and valuable books and papers of the Corporation, including, without limitation, copies of the Corporation's federal, state and local income tax returns and reports, if any, for the three most recent years, copies of any then effective written agreements to which the Corporation is a party, as well as any financial statements of the Corporation for the three most recent years, with quarterly financial statements for each of such years, except such books and papers as are directed by these By-Laws to be kept by the Clerk or by the Secretary of the Board. He shall perform all other duties usually incident to his office, and shall be at all times subject to the control and direction of the Directors. If required by the Directors, he shall give bond in such form and amount and with such sureties as shall be determined by the Directors.

         If the Treasurer is absent or unavailable, any Assistant Treasurer shall have the duties and powers of Treasurer and shall have such further duties and powers as the Directors shall from time to time determine.

         Section 5.4  Clerk and Assistant Clerk
         --------------------------------------

         If the Corporation shall not have a resident agent appointed pursuant to law, the Clerk shall be a resident of the Commonwealth of Massachusetts. The Clerk shall record all proceedings of the stockholders in a book to be kept therefor. In case a Secretary of the Board is not elected, the Clerk shall also record all proceedings of the Directors in a book to be kept therefor. The Clerk shall keep a copy of the Stockholders' Agreement when it is executed.

         If the Corporation shall not have a transfer agent, the Clerk shall also keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names of all stockholders and the record address and the amount of stock held by each.

         If the Clerk if absent or unavailable, any Assistant Clerk shall have the duties and powers of the Clerk and shall have such further duties and powers as the Directors shall from time to time determine.

         Section 5.5  Secretary of the Board and Assistant Secretary
         -----------------------------------------------------------

         If a Secretary of the Board is elected, he shall record all proceedings of the Directors in a book to be kept therefor.

         If the Secretary of the Board is absent or unavailable, any Assistant Secretary shall have the duties and powers of the Secretary and shall have such further duties and powers as the Directors shall from time to time determine.

         If no Secretary or Assistant Secretary has been elected, or if, having been elected, no Secretary or Assistant Secretary is present at a meeting of the Directors, the Clerk or an Assistant Clerk shall record the proceedings of the Directors.

         Section 5.6  Temporary Clerk and Temporary Secretary
         ----------------------------------------------------

         If no Clerk or Assistant Clerk shall be present at any meeting of the stockholders, or if no Secretary, Assistant Secretary, Clerk or Assistant Clerk shall be present at any meeting of the Directors, the person presiding at the meeting shall designate a Temporary Clerk or Temporary Secretary to perform the duties of Clerk or Secretary.

         Section 5.7  Other Powers and Duties
         ------------------------------------

         Each officer shall, subject to these By-Laws and to the control and direction of the Directors, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office and such additional duties and powers as the Directors may from time to time determine.

                                   ARTICLE 6
                                   ---------

                     Resignations, Removals and Vacancies
                     ------------------------------------

         Section 6.1  Resignations
         -------------------------

         Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignations shall take effect at such time as is so specified therein, or if no such time is so specified, then upon delivery thereof to the President or the Clerk or to a meeting of the Directors.

         Section 6.2  Removals
         ---------------------

         Directors may be removed with or without assignment of cause by vote of a majority of the shares held by the stockholders that are entitled to vote on the election of such Director.

         The Directors may terminate or modify the authority of any agent or employee. The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office.

         If cause is assigned for removal of any Director or officer, such Director or officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

         No Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages for breach of any contract of employment legally binding upon the Corporation.

                                   ARTICLE 7
                                   ---------

                    Indemnification of Directors and Others
                    ---------------------------------------

         Section 7.1  Definitions
         ------------------------

         For purposes of this Article 7:

          (a) "Director - or - Officer" means any person who is serving or has served as a Director, officer or employee of the Corporation appointed or elected by the Board of Directors or the stockholders of the Corporation, or any Director, officer or employee of the Corporation who is serving or has served at the request of the Corporation as a Director, officer, trustee, principal, partner, member of a committee, employee or other agent of any other organization, or in any capacity with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

          (b) "Proceeding" means any action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened in or before any court, tribunal, administrative or legislative body or agency, and any claim which could be the subject of a Proceeding.

          (c) "Expense" means any fine or penalty, and any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other disbursements reasonably incurred in connection with a Proceeding. The term "Expense" shall include any taxes or penalties imposed on a Director or Officer with respect to any employee benefit plan of the Corporation or any of its subsidiaries.

         Section 7.2  Right to Indemnification
         -------------------------------------

         Except as limited by law or as provided in Sections 7.3 and 7.4 of this
Article 7, each Director or Officer (and his heirs and personal representatives) shall be indemnified by the Corporation against any Expense incurred by him in connection with each Proceeding in which he is involved as a result of his serving or having served as a Director or Officer.

         Section 7.3  Indemnification not Available
         ------------------------------------------

         No indemnification shall be provided to a Director or Officer with respect to a Proceeding as to which it shall have been adjudicated that he did not act in good faith in the reasonable belief that his action was in the best interests of the Corporation, or, to the extent that such Proceeding relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         Section 7.4  Compromise or Settlement
         -------------------------------------

         In the event that a Proceeding is disposed of by settlement or in the event of any adjudication which, in the opinion of a majority of the disinterested Directors (who may consult or defer to the opinion of the General Counsel or outside counsel to be employed by the Corporation) or, if there are no disinterested Directors, the General Counsel (who may consult or defer to the opinion of outside counsel to be employed by the Corporation), does not make a sufficient determination of conduct which could preclude or permit indemnification in accordance with this section 7, the Director or Officer shall be entitled to indemnification unless, as determined by a majority of the disinterested Directors (who may consult or defer to the opinion of the General Counsel or outside counsel to be employed by the Corporation) or, if there are no disinterested directors, the General Counsel (who may consult or defer to the opinion of outside counsel to be employed by the Corporation), such Director or Officer's conduct was such as precludes indemnification under this Section 7.

         Section 7.5  Advances
         ---------------------

         The Corporation shall pay sums on account of indemnification in advance of a final disposition of a Proceeding upon receipt of an undertaking by the Director or Officer to repay such sums if it is subsequently established that he is not entitled to indemnification pursuant to Sections 7.3 and 7.4 hereof, which undertaking may be accepted without reference to the financial ability of such person to make repayment.

         Section 7.6  Not Exclusive
         --------------------------

         Nothing in this Article 7 shall limit any lawful rights to indemnification existing independently of this Article 7.

         Section 7.7  Insurance
         ----------------------

         The provisions of this Article 7 shall not limit the power of the Board of Directors to authorize the purchase and maintenance of insurance on behalf of any Director or Officer against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 7.

                                   ARTICLE 8
                                   ---------

                                     Stock
                                     -----

         Section 8.1  Stock Authorized
         -----------------------------

         The total number of shares and the par value, if any, of each class of stock which the Corporation is authorized to issue, and, if more than one class is authorized, the descriptions, preferences, voting powers, qualifications and special and relative rights and privileges as to each class and any series thereof, shall be as stated in the Articles of Organization.

         Section 8.2  Issue of Authorized Unissued Capital Stock
         -------------------------------------------------------

         Any unissued capital stock from time to time authorized under the Articles of Organization and Amendments thereto may be issued, and any shares of capital stock restored to the status of authorized but unissued stock may be reissued, by vote of the Directors. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

         Section 8.3  Certificates of Stock
         ----------------------------------

         Each stockholder shall be entitled to a certificate in such form as may be prescribed from time to time by the Directors or stockholders, stating the number and the class and the designation of the series, if any, of the shares held by him. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a duly appointed transfer agent or registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue.

         Every certificate issued by the Corporation for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, the Stockholder Rights Agreement dated November __, 1995, entered into among the Corporation and all of the then holders of Class A Common Stock and Class B Common Stock (the "Stockholder Rights Agreement") or any other agreement to which the Corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either the full text of the restriction, or a statement of the existence of such restriction and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Every stock certificate issued by the Corporation at a time when it is authorized to issue more than one class or series of stock shall set forth upon the face or back of the certificate either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the Articles of Organization or, where applicable, any agreement, or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

         Section 8.4  Replacement Certificate
         ------------------------------------

         In case of the alleged loss or destruction or the mutilation of a certificate of stock, a new certificate may be issued in place thereof, upon such conditions as the Directors may reasonably determine.

         Section 8.5  Transfers
         ----------------------

         Subject to the restrictions, if any, imposed by the Articles of Organization, the By-Laws, the Stockholder Rights Agreement or any other agreement to which the Corporation is a party, shares of stock shall be transferred on the books of the Corporation only by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment of such shares or by a written power of attorney to sell, assign or transfer such shares, properly executed, with necessary transfer stamps affixed, and with such proof that the endorsement, assignment or power of attorney is genuine and effective as the Corporation or its transfer agent may reasonably require. Except as may otherwise be required by law, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

         Section 8.6  Record Date
         ------------------------

         The Directors may fix in advance a time, which shall be not more than sixty (60) calendar days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Directors may for any such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed:

               (1) The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

               (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                                   ARTICLE 9
                                   ---------

                            Miscellaneous Provisions
                            ------------------------

         Section 9.1  Execution of Papers
         --------------------------------

         All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

         Section 9.2  Voting of Securities
         ---------------------------------

         Except as the Directors may generally or in particular cases otherwise determine, the President or the Treasurer may, on behalf of the Corporation (i) waive Notice of any meeting of stockholders or shareholders of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation; (ii) appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without substitution, at any such meeting; and (iii) execute instruments of Consent to stockholder or shareholder action taken without a meeting.

         Section 9.3  Corporate Seal
         ---------------------------

         The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors or the stockholders may from time to time determine.

         Section 9.4  Corporate Records
         ------------------------------

         The original, or attested copies, of the Articles of Organization, the By-Laws, the Stockholder Rights Agreement, and the records of all meetings of the Incorporator and the stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts for inspection by the stockholders at the principal office of the Corporation or at an office of the Clerk, or if the Corporation shall have a transfer agent or a resident agent, at an office of either of them. Said copies and records need not all be kept in the same office.

         The stockholders shall, upon reasonable request and notice, have the right to inspect and copy, at such stockholder's expense, during ordinary business hours, copies of the Corporation's federal, state and local income tax returns and reports, if any, for the three most recent years, copies of the Articles of Organization and these By-Laws, as well as any financial statements of the Corporation for the three most recent years, with quarterly financial statements for each of such years.

                                   ARTICLE 10
                                   ----------

                                   Amendments
                                   ----------

         These By-Laws may be amended, modified or repealed only by the affirmative vote of seventy-five percent (75%) in interest of the holders of the Class A Common Stock and the Class B Common Stock, voting as separate classes.

         Notice of the substance of any proposed amendment, modification or repeal shall be stated in the Notice of any meeting of the stockholders called for the purpose of proposing such amendment or repeal.

                                       24